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                                                                    Exhibit 10.6

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is made as of November 23, 1999, by and between by and among UbiquiTel Holdings, Inc., a Delaware corporation (the "Company"), and James Parsons, Donald A. Harris, Paul F. Judge, The Walter Group, Inc., a State of Washington corporation ("The Walter Group"), and U.S. Bancorp (each a "Founder" and collectively "Founders"), and the individuals and entities listed on the signature page hereto as Purchasers (the "Preferred Stockholders"), all of whom are parties to the Series A Preferred Stock Purchase Agreement of even date (the "Series A Agreement").

                                    RECITALS

            The Company and the Preferred Stockholders are parties to the Series A Agreement. The parties agree that this Agreement shall govern the rights of the Founders and the Preferred Stockholders to cause the Company to register shares of Founder Stock and shares of Voting Common Stock issuable to the Preferred Stockholders pursuant to the Series A Agreement and certain other matters as set forth herein;

            NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

            1. Registration Rights. The Company covenants and agrees as follows:

                   1.1. Definitions.  For purposes of this Section 1:

                        (a) The term "Act" means the Securities Act of 1933, as amended.

                        (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                        (d) The term "Founder Stock" means the 3,417,000 shares of Voting Common Stock presently issued to the Founders and, if and to the extent vested, any of the 16,000,000 shares of Nonvoting Common Stock presently issued to the Founders, and any additional shares of Voting Common Stock or Nonvoting Common Stock issued to the Founders as a result of stock splits, stock dividends, or other recapitalizations.

                        (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (f) The term "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in


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compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                        (g) The term "Registrable Securities" means the Voting Common Stock issuable or issued upon conversion of the Series A Preferred Stock or any shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization, and solely with respect to the piggyback registration rights provided in Section 1.3 below, the Founder Stock.

                        (h) The number of shares of "Registrable Securities then outstanding" means, at the time of any determination of such number, the total of (i) the number of shares of Voting Common Stock issued as a result of the conversion of the Series A Preferred Stock, and (ii) the number of shares of Voting Common Stock issuable upon conversion of outstanding Series A Preferred Stock, and (iii) the number of shares of Voting Common Stock issued or issuable as a result of stock splits, stock dividends, or other recapitalization.

                        (i) The term "SEC" shall mean the Securities and Exchange Commission.

                        (j) The term "Series A Preferred Stock" means the Series A Preferred Stock being purchased by the Preferred Stockholders pursuant to the Series A Agreement.

                        (k) The term "IPO" means the Company's first sale of securities to the general public pursuant to a registration in a firm commitment underwritten offering registered under the Securities Act of 1933, as amended, which results in gross proceeds to the Company (prior to underwriters' discounts and expenses) of not less than thirty million ($30,000,000) dollars.

                   1.2. Request for Registration.

                        (a) If the Company shall receive at any time a written request from a majority of Holders of the Registrable Securities that the Company file a registration statement under the Act covering the registration of all Registrable Securities then outstanding, then the Company shall:

                             (i) within ten (10) days of the receipt thereof,
give written notice of such request to all Holders; and

                             (ii) effect as soon as practicable, and in any
event within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).

                         (b) If the Holders initiating the registration request
hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by


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means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                         (c) Notwithstanding the foregoing, if the Company shall
furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                         (d) In addition, the Company shall not be obligated to
effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                             (i) After the Company has effected two
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                             (ii) During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                             (iii) If the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.


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                   1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration with respect to corporate reorganization or other transaction under Rule 145 of the Securities Act, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty
(30) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. The Founders shall have the right to have the shares of the Founder Stock included in any Company registration under this
Section 1.3; provided, however, that such rights shall be subject and subordinate to the rights of the Holders (other than the Founders) and; provided further that no shares of the Founder Stock shall be included in any Company registration hereunder, unless and until all shares of Holders (other than the Founders) requesting that their Registrable Securities be registered are included in such offering.

                   1.4. Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                         (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by
Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement.


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                         (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                         (c) Furnish to the Holders such numbers of copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                         (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                         (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                         (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                         (g) Cause all such Registrable Securities registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                         (h) Provide a transfer agent and registrar for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                   1.5. Furnish Information.

                         (a) It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                         (b) The Company shall have no obligation with respect
to any registration requested pursuant to Section 1.2 or Section 1.11 if the number of shares or the


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anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.11(b)(2), whichever is applicable.

                   1.6. Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

                   1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers, legal and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

                   1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

                   1.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.


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                   1.10. Indemnification. In the event any Registrable
Securities are included in a registration statement under this Section 1:

                         (a) To the extent permitted by law, the Company will
indemnify and hold harmless each Holder, such Holder's members, officers, directors, partners, shareholders and employees, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                         (b) To the extent permitted by law, each selling Holder
will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent


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shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

                         (c) Promptly after receipt by an indemnified party
under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                         (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                         (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                         (f) The obligations of the Company and Holders under
this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.


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                   1.11. Form S-3 Registration. In case the Company shall
receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and the Company is then eligible to register the Common Stock on Form S-3, the Company will:

                         (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                         (b) as soon as practicable, effect such registration
and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                         (c) Subject to the foregoing, the Company shall file a
registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.


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                   1.12. Assignment of Registration Rights

                         (a) The rights to cause the Company to register
Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities if (x) such transfer involves all the Registrable Securities held by the Holder, or (y) a transfer by a Preferred Stockholder which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Preferred Stockholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Preferred Stockholder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; or a transfer by a Preferred Stockholder which is an individual to a member of the immediate family of such individual or to a trust solely for the benefit of such individual or the members of the immediate family of such individual or to the estate of such individual; provided, that all such assignees who would not qualify individually for assignment of registration rights under subsection 1.12 (a) shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1 and shall provide a power of attorney to that effect if requested by the Company.

                         (b) No assignment or transfer pursuant to this Section
1.12 shall be effective unless (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.14 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                   1.13. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 75% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                   1.14. "Market Stand-Off" Agreement. Preferred Stockholders and the Founders hereby agree that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, they shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract


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to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by them at any time during such period except common stock included in such registration; provided, however, that:

                         (a) such agreement shall be applicable only to the
first two such registration statements of the Company which cover common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                         (b) all executive officers and directors of the Company
and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

                         (c) such market stand-off time period shall not exceed
one hundred eighty (180) days.

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Preferred Stockholders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            Notwithstanding the foregoing, the obligations described in this
Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                   1.15. Termination of Registration Rights.

                         No Holder shall be entitled to exercise any right
provided for in this Section 1 after ten (10) years following the effective date of the IPO.

            2. Covenants of the Company.

                   2.1. Right of First Offer. Subject to the terms and conditions specified in this Section 2.1, the Company hereby grants to the Preferred Stockholders a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.1, "Preferred Stockholders" includes any general partners, members, and affiliates of the Preferred Stockholders. The Preferred Stockholders shall apportion the right of first offer hereby granted among each Preferred Stockholder in proportion to such Preferred Stockholder's proportionate investment, or in such proportions as may be agreed upon amongst the Preferred Stockholders, and each Preferred Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members, and affiliates in such proportions as it deems appropriate.

            Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, common stock relating to the financing of any market

("Shares"), other than pursuant to an IPO, while shares of the Series A Preferred are outstanding ("Private Equity Offering"), the Company shall first make an offering of a number of Shares to the Preferred Stockholders in accordance with the following provisions:

                         (a) The Company shall deliver a notice by certified
mail ("Notice") to each Preferred Stockholder stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                         (b) Within sixty (60) calendar days after receipt of
the Notice, the Preferred Stockholders may elect to purchase, at the price and on the terms specified in the Notice, such number of Shares so as to maintain their then existing ownership interest in the Company, assuming that all of the shares of Series A Preferred then outstanding were converted into common stock immediately prior to consummation of such Private Equity Offering.

                         (c) If the Preferred Stockholders do not elect to
purchase the full number of Shares that they are entitled to purchase pursuant to subsection 2.1(b), the Company may, during the 120-day period following the expiration of the period provided in subsection 2.4(b), offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety
(90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Preferred Stockholders in accordance herewith.

                         (d) The right of first offer in this Section 2.1 shall
not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees, consultants, directors or vendors for the primary purpose of soliciting or retaining their employment or services, or (ii) after the effective date of the IPO; or (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes.

                         (e) The right of first offer set forth in this Section
2.1 may not be assigned or transferred, and shall terminate upon an IPO.

                   2.2. Negative Covenants. So long as the Series A Preferred Stock, the Paribas Stock and the BET Stock is still outstanding, the Company shall not, without the prior written consent of the holders of at least seventy five percent (75%) of all outstanding shares of Series A Preferred Stock:

                         (a) Grant registration rights superior to those set
forth in Section 1 without also making such rights available to the Preferred Stockholders; or

                         (b) Grant rights of first offer or first refusal
superior to those set forth in Section 2.1, without also making such rights available to the Preferred Stockholders.

                   2.3 Additional Rights. In addition to the registration rights granted in Section 1, and the right of first offer granted in Section 2.1, the Company grants to the Preferred Stockholders any registration rights, or rights of first refusal, which are granted to any subsequent purchasers of the Company's equity securities if and to the extent that any such rights are in the good faith judgment of the Company's Board of Directors superior to those granted in Sections 1, and 2.1.

            3. Miscellaneous.

                   3.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   3.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.

                   3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   3.5. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                   3.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                   3.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the sections of this Agreement that contain a super majority requirement shall be amended only with the written consent of the Company and the holders of 75% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                   3.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                   3.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                   3.10. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                     SIGNATURE PAGE FOR REGISTRATION RIGHTS AGREEMENT

      The foregoing agreement is hereby executed as of the date set forth on the first page:


                                        COMPANY:
                                        UBIQUITEL HOLDINGS, INC.

                                        By:_____________________________________
                                        Name:  Donald A. Harris
                                        Title: President and CEO

                                        3 Bala Plaza - Suite 502
                                        Bala Cynwyd, PA  19004
                                        (610) 660-4920 (fax)


                                        FOUNDERS:
                                        ________________________________________
                                        Donald A. Harris
                                        130 Abrahams Lane
                                        St. Davids, PA  19087
                                        (610) 660-4920 (fax)
                                        ________________________________________
                                        James Parsons
                                        330 Madison Avenue S.
                                        Bainbridge Island, WA  98110
                                        (206) 780-1414 (fax)
                                        ________________________________________
                                        Paul F. Judge
                                        120 Lakeside Avenue, Suite 310
                                        Seattle, WA  98122-6578
                                        (206)328-0815 (fax)

                                        THE WALTER GROUP

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        120 Lakeside Avenue, Suite 310
                                        Seattle, WA  98122-6578
                                        (206) 328-0815 (fax)


                                        US BANCORP.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        111 SW 5th Avenue - 2nd Floor
                                        Portland, OR  97204
                                        (503) 275-6663


                                        PURCHASERS
                                        ________________________________________
                                        Donald A. Harris


                                        BROOKWOOD FINANCIAL
                                              PARTNERS, LLC

                                        By:_____________________________________
                                        Name:  Thomas N. Trkla
                                        Title: Chairman and CEO

                                        55 Tozer Road
                                        Beverly, MA  01915
                                        (978) 927-0499 (fax)

Copy to:
            James T. Easterling
            Ungaretti & Harris
            3500 Three First National Plaza
            Chicago, IL  60602
            (312) 977-4405

                                        LANCASTER INVESTMENT PARTNERS

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        500 N. Gulph Road - Suite 110
                                        King of Prussia, PA  19406
                                        (610) 783-4788 (fax)
                                        ________________________________________
                                        Stephen C. Marcus
                                        915 Exeter Crest
                                        Villanova, PA  19085
                                        (610) 519-1389 (fax)
                                        ________________________________________
                                        Robert Berlacher
                                        675 Church Road
                                        Villanova, PA  19085
                                        (610) 783-4788 (fax)
                                        ________________________________________
                                        Richard C. Walling, Jr.

                                        c/o Richard C. Walling, Jr.
                                        Express Marine, Inc.
                                        29th Street on the Delaware
                                        Camden, NJ  08105
                                        (856) 541-0338 (fax)


                                        PORTER PARTNERS, LP

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        100 Shoreline, Suite 211B
                                        Mill Valley, CA  94941
                                        (415) 332-8223 (fax)

                                        BALLYSHANNON PARTNERS LP

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        325 Bryn Mawr Avenue
                                        Bryn Mawr, PA  19010
                                        (610) 935-3000 (fax)
                                        ________________________________________
                                        Barry Porter
                                        (310) 385-3714 (fax)


                                        WESTOVER COMMUNICATIONS,

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        1733 H Street, #330-141
                                        Blaine, WA  98230

Copy to:
            Westover Communications Ltd.
            17886 55 Avenue
            Surray BC  V35 6C8
            (604) 576-4855 (fax)

                                        SPECTRASITE COMMUNICATIONS

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        100 Regency Forest Drive - Suite 400
                                        Cary, NC  27511
                                        (919) 468-8522 (fax)

                                        ________________________________________
                                        Mark Buechley

                                        ________________________________________
                                        Jerri Buechley

                                        P.O. Box 394
                                        Glide, OR  97443
                                        (503) 210-1002 (fax)

Copy to:
            Coni Rathbone
            Davis Wright Tremane
            1300 SW 5th Avenue, Suite 2300
            Portland, OR  97201
            (503) 778-5299 (fax)

                                        New Ventures, LLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        211 N. Union Street, Suite 300
                                        Alexandria, VA  22314
                                        (703) 706-3837 (fax)

                                        EXHIBIT A
                                  PREFERRED STOCKHOLDERS